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                                                   EXHIBIT 10.21




               KEY EXECUTIVE EMPLOYMENT AGREEMENT


AGREEMENT between Monsanto Company, a Delaware corporation
("Monsanto"), and Hendrik A. Verfaillie (the "Executive");

WHEREAS, the Executive Compensation and Development Committee
(the "Committee") of the Board of Directors (the "Board") of
Monsanto has recommended and the Board has approved the execution of employment agreements with specified key executives of Monsanto;

WHEREAS, the Board has determined that the Executive is a key executive of Monsanto;

WHEREAS, should Monsanto receive any proposal from a third party concerning a possible business combination with, or an acquisition of, equity securities of Monsanto, the Board believes it imperative that Monsanto and the Board be able to rely upon the Executive to continue in his position, and that Monsanto and the Board be able to receive and rely upon his advice, if they request, as to the best interests of Monsanto and its shareholders without concern that the Executive might be distracted by the personal uncertainties and risks created by such a proposal; and

WHEREAS, should Monsanto receive any such proposals, in addition to the Executive's regular duties, the Executive may be called upon to assist in the assessment of such proposals, advise Monsanto and the Board as to whether such proposals would be in the best interests of Monsanto and its shareholders, and to take such other actions as Monsanto and the Board might determine to be appropriate;

WHEREAS, the retention of Executive during the time any such proposal is being evaluated and following any business combination or acquisition will provide needed continuity of


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management, thus enhancing Monsanto's business and business prospects, and shareholder value;

NOW, THEREFORE, to assure Monsanto and the Board that it will have the continued dedication of the Executive and the availability of his advice and counsel notwithstanding the possibility, threat or occurrence of such a proposal, and to induce the Executive to remain in the employ of Monsanto, and for other good and valuable consideration, Monsanto and the Executive agree as follows:

1. Employment.  Monsanto hereby agrees to continue the
   ----------
   Executive in its employ, and the Executive hereby agrees to remain in the employ of Monsanto for the period commencing on the Effective Date of this Agreement (as defined in Section 5(b) below) and ending on the earlier to occur of the third anniversary of such date or the Executive's Normal Retirement Date under the Monsanto Company Salaried Employees' Pension Plan (the "Employment Period"), with the Executive to exercise such authority and perform such executive duties as are commensurate with the authority being exercised and duties being performed by the Executive immediately prior to the Effective Date of this Agreement, which duties shall be performed at the location where the Executive was employed immediately prior to the Effective Date of this Agreement. The Executive agrees that during the Employment Period he shall devote his full business time exclusively to his executive duties as described herein and perform such duties faithfully and efficiently; provided, however, that Executive shall also be permitted to serve or continue to serve as a member of the Board of Directors of other corporations.


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2. Compensation, Compensation Plans, Perquisites.  During the
   ---------------------------------------------
   Employment Period, the Executive shall be compensated as follows:

   (a) He shall receive an annual salary at a rate which is not less than his rate of annual salary immediately prior to the Effective Date of this Agreement, with the opportunity for increases, from time to time thereafter, which are in accordance with the Monsanto's regular practices.

   (b) He shall be eligible to participate on a reasonable basis in the applicable bonus, stock option, restricted stock, performance award and other incentive compensa-tion plans (hereinafter collectively referred to as "Incentive Compensation Plans") sponsored by Monsanto (including, but not limited to, the Monsanto Management Incentive Plan of 1984 and the Monsanto Management Incentive Plan of 1988/I), which provide opportunities to receive compensation which are the greater of the opportunities provided by Monsanto after the Effective Date of this Agreement for executives with comparable duties or the opportunities under any such plans under which he was participating immediately prior to the Effective Date of this Agreement.

   (c) He shall be entitled to participate in the applicable Pension Plans and Excess Benefit Plans sponsored by Monsanto (including, but not limited to, the Monsanto Company Salaried Employees' Pension Plan, the Monsanto Company Savings and Investment Plan, the Monsanto Company ERISA Parity Pension Plan and the Monsanto Company ERISA Parity SIP Plan), which provide pension, retirement benefits and savings opportunities which are


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        the greater of those provided by Monsanto after the
        Effective Date of this Agreement for executives with comparable duties or the opportunities under any such plans in which he was participating immediately prior to the Effective Date of this Agreement.

   (d) He shall be entitled to participate in the applicable Employee Welfare Plans sponsored by Monsanto (including, but not limited to, those which provide medical, dental, life insurance, and disability income benefits) and receive perquisites which provide Employee Welfare Plan benefits and perquisites which are the greater of those provided by Monsanto after the Effective Date of this Agreement to executives with comparable duties or the Employee Welfare Plan benefits and perquisites to which he was entitled immediately prior to the Effective Date of this Agreement.

   (e) He shall be entitled to the benefits provided in any Supplemental Executive Retirement Plan ("SERP") or other similar contract which is applicable to him.

3. Termination of Employment After Change of Control.
   -------------------------------------------------

   (a) Notwithstanding the provisions of Sections 1 and 2 above, if the Executive terminates employment in a manner which constitutes a Termination of Employment (as defined in Section 5(c) below) during the Employment Period, Monsanto shall pay to the Executive a Termination Amount. Except as provided in Section 3(b) below, the Termination Amount shall be an amount equal to:


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        (i)  two times the sum of the Executive's annual base
             pay in effect at the time of his Termination of Employment (which in no event shall be less than his annual base pay in effect at the Effective Date of this Agreement) plus the Executive's target annual bonus under the applicable Incentive Compensation Plan for the year in which his Termination of Employment occurs; plus

       (ii) if the Executive's Termination of Employment occurs within the first year of an applicable long-term Incentive Compensation Plan cycle, an additional amount equal to the Executive's target annual bonus under the applicable Incentive Compensation Plan for the year in which his Termination of Employment occurs.

        The amount due hereunder shall be paid in a single sum as soon as practicable after the Executive's Termination of Employment and shall be in lieu of any further obligation of Monsanto to make salary payments under Section 2(a) or to permit the Executive to further participate in any of the Incentive Compensation, Pension and Employee Welfare Plans described in Sections 2(b), 2(c) and 2(d) hereof (except and to the extent that under the terms of any of those plans the Executive is permitted to participate as a terminated or retired employee).

        In the event that there are fewer than twenty-four whole or partial months remaining from the date of the Executive's Termination of Employment to his Normal Retirement Date, the amount payable under this paragraph shall be reduced by multiplying it by a


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        fraction, the numerator of which is the number of whole
        or partial months remaining to his Normal Retirement
        Date and the denominator of which is twenty-four.

   (b)  Excise Tax Provision.
        --------------------

        (i) The Public Accounting Firm that serves as Monsanto's principal independent auditors immediately prior to the Effective Date of this Agreement ("Public Accounting Firm") shall determine if any payment made pursuant to this Agreement or any other payment received or deemed to be received by Executive from Monsanto or any of its subsidiaries and affiliates, or from any Pension, Employee Welfare, Incentive Compensation or other plans sponsored by Monsanto or any of its subsidiaries and affiliates (collectively, the "Payment") is or will become subject to any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended ("Code"), or any similar tax payable under any federal, state, local or other law ("Excise Taxes"). The determination and computations made by the Public Accounting Firm shall be based on its understanding of Section 280G and 4999 of the Code, any regulations promulgated thereunder and any relevant rulings or judicial decisions relative thereto, and its determinations and computations shall be final and binding on all parties. All determinations hereunder shall be made in adequate time to permit the Executive to prepare and file his individual tax returns in a timely fashion.


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       (ii)  If it is determined by the Public Accounting Firm
             that any Payment is or will become subject to any Excise Taxes, then it shall determine if the payment of the Excise Taxes in addition to any federal, state, local or other income, excise or other taxes ("Other Taxes") payable by the Executive with respect to the Payment to be received will cause the Executive to pay an amount of Excise and Other Taxes such that the net Payment the Executive will receive after payment of all Excise and Other Taxes on such Payment is less than if the Payment he would receive was reduced to the maximum amount payable without imposition of any Excise Taxes ("Economic Detriment".) If the Public Accounting Firm determines that the Executive will incur an Economic Detriment as a result of the receipt of the full Payment, the Payment to the Executive shall be reduced to the maximum possible Payment that can be paid the Executive without him incurring any Economic Detriment.

      (iii) The Public Accounting Firm, in determining whether the Payment is subject to Excise Taxes, may reasonably conclude that certain items are neither subject to Excise Taxes, nor are to be counted in determining whether the Payment is subject to Excise Taxes or may be considered to be reasonable compensation for personal services (such items hereinafter referred to as "Non-Included Items"). If at a later date, it is determined (pursuant to final regulations or published rulings of the Internal Revenue Service, final judgment of a court of competent jurisdiction or, if requested


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             by the Executive, an opinion of a nationally
             recognized accounting or tax law firm) that any of the Non-Included Items are subject to Excise Taxes, are to be counted in determining whether all or any portion of the Payment is subject to Excise Taxes or are not considered to be reasonable compensation for personal services, with the result that the Executive will incur an Economic Detriment. Monsanto shall, immediately upon such determination pay the Executive an amount equal to the sum of (A) any such Excise Taxes, plus (B) any interest, fines, penalties, expenses and other costs incurred by the Executive and resulting from the Executive having taken a position that the Payment or a portion of the Payment, is not subject to Excise Taxes in accordance with a determination made pursuant to Subsection(b)(ii) above, plus (C) the amount necessary to reimburse the Executive for any federal, state, local or other income taxes payable by the Executive with respect to the amounts of (I) the Excise Tax reimbursement provided in Clause A above, (II) the reimbursement for interest, fines, penalties and other amounts paid provided in Clause B above, plus (III) the amount paid to the Executive as reimbursement of any federal, state, local or other income, excise or other taxes (as determined for Clauses I, II and III hereof) in accordance with the formula set forth on Schedule 3, which is attached hereto and incorporated by reference herein.



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       (iv)  Consultation.  At Monsanto's reasonable request
             ------------
             the Executive shall consult with Monsanto regarding (A) the preparation and filing of the Executive's federal income and excise tax returns for any year in which any Payment is received, and
             (B) any federal tax issues which may arise with respect to any Payment made in connection with a Change of Control. At Monsanto's request, the Executive shall retain counsel and other experts and consultants reasonably satisfactory to Monsanto in connection with any or all of the matters described in items (A) and (B) of this Subsection 3(b)(iv) and Monsanto shall reimburse the Executive (in accordance with Section 6(b) hereof) for all fees, expenses and costs (including audit costs, attorneys' and accountants' fees and expenses, and court costs) incurred by Executive as a result of the retention of such counsel and other experts and consultants. Anything to the contrary herein notwithstanding, the Executive shall not in any way be restricted from making such disclosure in his individual tax returns with respect to payments received hereunder as he shall deem reasonable and appropriate.

        (v)  The fees, expenses and costs charged by the Public
             Accounting Firm shall be paid entirely by Monsanto.

4. Executive Covenants, Duties and Responsibilities.
   ------------------------------------------------

   (a)  Satisfaction and Discharge.  Except for any payments or
        --------------------------
        benefits payable under a Supplemental Executive


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        Retirement Plan or Agreement ("SERP"), Executive hereby
        acknowledges and agrees that Monsanto's execution and delivery of this Agreement to the Executive is in full satisfaction, fulfillment and discharge of any and all claims the Executive may have against Monsanto, any Monsanto subsidiary or affiliate, any Monsanto separation pay plan and any of their respective directors, officers, employees, agents or fiduciaries for any contract notice pay, or separation, severance, or redundancy pay to which Executive is or otherwise might be entitled to under any applicable employment agreement, international assignment agreement, separation or severance pay plan or policy, or any other welfare plan, or pursuant to any statute, court or administrative decision of any country (hereinafter individually and collectively referred to as "Severance Payments"). If any Severance Payments are required to be made to Executive, Executive agrees that any payments made pursuant to this Agreement shall be offset and reduced by the amount of the Severance Payments.

   (b)  Executive as a Consultant.  During the period
        -------------------------
        commencing on the date of Executive's Termination of Employment and ending one year thereafter, Executive agrees that, during such times as are compatible with Executive's other obligations, duties and responsibilities, he will perform such consulting services as Monsanto may reasonably request at such locations as shall be reasonably convenient to the Executive. Monsanto shall pay Employee for such services at rates which are comparable to the Executive's compensation rate in effect immediately prior to his date of Termination of Employment. If the


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        Executive incurs any reasonable travel or other
        expenses in connection with the performance of his services pursuant to this Section 4(b), Monsanto shall promptly reimburse the Executive for all such expenses. In the performance of the consulting services hereunder, the Executive shall be in all respects an independent contractor without the legal capacity to bind Monsanto and shall not be considered an agent or employee of Monsanto. The Executive shall be free to render services to or accept employment with others while providing consulting services to Monsanto.

   (c)  Employment Contract.  Executive acknowledges and agrees
        -------------------
        that the provisions of this Agreement shall not have any effect on Executive's Monsanto Employment Contract, which remains in full force and affect. As used herein, the term "Monsanto Employment Contract" shall mean any contracts (including any and all amendments thereto) between Monsanto and the Executive relating to contract notice, confidential information, competitive activity, intellectual property, ideas, inventions, patent assignments and other similar matters and which is usually signed by a Monsanto employee prior to or at commencement of his employment.

5. Definitions.
   -----------

   (a)  "Change of Control."  For the purposes of this
         -----------------
        Agreement, a "Change of Control" shall be deemed to have taken place if: (i) a third party, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of Monsanto having 25% or more of the total number of votes that may be cast for the election of


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        directors of Monsanto; or (ii) as the result of, or in
        connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), (A) the persons who were directors of Monsanto before the Transaction shall cease to constitute a majority of the Board of Directors of Monsanto or any successor to Monsanto, or
        (B) there is the sale, exchange or other disposition of all or substantially all of Monsanto's assets to a third party.

   (b)  The "Effective Date of this Agreement" shall be the
        -------------------------------------
        date on which a Change of Control occurs.

   (c)  "Termination of Employment" shall occur:
         -------------------------

        1. if Monsanto, within three years after a Change of Control, terminates the Executive's employment with Monsanto other than:

             (i)   for Justifiable Cause; or

            (ii) as a consequence of his death, Total and Permanent Disability (as determined under the Monsanto Salaried Employees' Disability Income Plan) or his retirement at or after his Normal Retirement Date;

        2. if the Executive resigns as an employee of Monsanto for Good Reason within three years after a Change of Control.


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   (d)  "Justifiable Cause." Monsanto shall have Justifiable
         -----------------
        Cause to terminate the Executive's employment hereunder upon the Executive's:

        1. willful and continued failure to perform his usual duties or to work full-time for Monsanto (other than any such failure resulting from the Execu-tive's incapacity due to physical or mental illness);

        2. willful engagement in conduct that is materially injurious to Monsanto;

        3. willful engagement in actions that result in or are intended to result in the illegal personal enrichment of the Executive at the expense of Monsanto;

        4. embezzlement of funds or misappropriation of other property;

        5. engaging in acts of dishonesty or common law fraud in connection with his employment; or

        6.   commission of a felony.

        For purposes of this subsection, no act or failure to act on the part of the Executive shall be considered "willful" unless such act or omission was not in good faith and without reasonable belief that his action or omission was in the best interests of Monsanto.

        The employment of the Executive shall in no event be considered to have been terminated by Monsanto for


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        Justifiable Cause if termination of his employment took
        place:

        1. as the result of bad judgment or negligence on the part of the Executive;

        2. as the result of an act or omission without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled;

        3. because of an act or omission believed by the Executive in good faith to have been in or not opposed to the interests of Monsanto;

        4. because of any act or omission in respect of which a determination could properly be made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under either the Bylaws of Monsanto or the laws of the State of Delaware or the directors' and officers' liability insurance of Monsanto, in each case as in effect at the time of such act or omission;

        5. as the result of an act or omission which occurred more than twelve calendar months prior to the notification of the Executive of his Termination of Employment for such act or omission unless the commission of such act or such omission could not at the time of such commission or omission have been known to either a member of the Board of Directors (other than the Executive, if he is then a member of the Board of Directors) or the Execu-


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             tive's immediate superior, in which case more than
             twelve calendar months from the date that the commission of such act or such omission was or could reasonably have been so known; or

        6. as the result of a continuing course of action which commenced and was or could reasonably have been known to a member of the Board of Directors (other than the Executive if he is then a member of the Board of Directors) or the Executive's immediate superior more than twelve calendar months prior to notice having been given to the Executive of his Termination of Employment.

   (e)  "Good Reason." Resignation by the Executive as an
         -----------
        employee for "Good Reason" shall mean the resignation of the Executive as an employee within three years following a Change of Control after:

        1. a good faith determination by the Executive that his duties, status or responsibilities have been diminished or that he has been assigned duties inconsistent with his duties with Monsanto prior to the Change of Control;

        2. a removal or the Executive from office (if the Executive is an officer of Monsanto) or any failure to reelect the Executive to office;

        3.   any reduction in the Executive's base salary;

        4.   any failure by Monsanto to continue any Incentive
             Compensation Plans in which the Executive was entitled to participate in at the time the Change


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             of Control occurred or to provide comparable
             successor Incentive Compensation Plans should amendment of existing Incentive Compensation Plans become necessary or advisable or any failure by Monsanto to continue the Executive in any Incentive Compensation Plan on at least the same basis as he was entitled to participate immediately before the Change of Control;

        5. the failure by Monsanto to continue in effect and make contributions to, or fund, any Pension Plan (except for the Monsanto Company Payroll Related Employee Stock Ownership Plan), Excess Benefit Plan or Employee Welfare Plan (except for the Monsanto Employee Stock Purchase Plan), in which the Executive is participating at the time of a Change of Control of Monsanto (or plans providing him with substantially similar benefits), the taking or any action by Monsanto which would adversely affect his participation in or materially reduce his benefits under any of such plans or deprive him of any material perquisites or fringe benefit enjoyed by him at the time of the Change of Control, or the failure by Monsanto to provide him with the number of paid vacation days to which he is then entitled in accordance with Monsanto's normal vacation policy in effect on the date hereof;

        6. the failure by Monsanto to continue in effect or honor the provisions of any SERP which covers the Executive;


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        7.   any relocation of the Executive's principal place
             of employment more than fifty (50) miles from the Executive's location immediately before the Change of Control unless Executive is on international assignment at the time of the Change of Control and the relocation is a result of Executive's being repatriated pursuant to the terms of his international assignment agreement; or

        8. the failure by Monsanto to obtain the assumption of the performance of this Agreement by any successor.

   (f)  "Normal Retirement Date" shall mean the first day of
         ----------------------
        the month following the month in which the executive attains age 65.

   (g)  "Monsanto." Where appropriate, all references to
         --------
        "Monsanto" shall also refer to any Monsanto subsidiary or affiliate, and to any successor, whether such succession results from a merger consolidation, liquidation, purchase of securities, acquisition of assets or otherwise.

   (h)  "Successor Plans."  Where appropriate, all references
         ---------------
        to a Monsanto Pension, Employee Welfare Benefit, Incentive Compensation Plan or other plans shall include any successor plan adopted by Monsanto or any successor.

   (i)  "Pension Plan," "Employee Welfare Plan," "Excess
         -----------------------------------------------
        Benefit Plan," and "ERISA."  As used herein, the terms
        -------------------------
        "Pension Plan," "Employee Welfare Plan" and "Excess Benefit Plan," shall have the same meanings as they do in Section 3 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

6. General.
   -------
   (a)  Indemnification.  If litigation shall be brought to
        ---------------
        enforce or interpret any provision contained herein, Monsanto, to the extent permitted by applicable law and Monsanto's Articles of Incorporation and Bylaws, hereby indemnifies the Executive for his reasonable attorneys' fees and disbursements incurred in such litigation, and hereby agrees to pay prejudgment interest on any money judgment obtained by the Executive calculated at the Citibank, N.A. prime interest rate in effect from time to time from the date that payment(s) to him should have been made to him under this Agreement.

   (b)  Expenses.
        --------
        (i) If the Executive incurs (A) legal or other fees and expenses in an effort to establish entitlement to benefits under this Agreement, regardless of whether the Executive ultimately prevails, or (B) legal, accounting and other fees and expenses in connection with the retention of counsel and other experts and consultants as requested by Monsanto pursuant to Subsection 3(b)(iv) above, Monsanto shall reimburse him for such fees and expenses.
             To the extent such fees and expenses may be covered, and be reimbursable, under Monsanto's officers' and directors' insurance policies, the Executive shall, following payment of such fees and expenses by Monsanto, reasonably cooperate with Monsanto in obtaining reimbursement of such fees and expenses pursuant to such policies, and any amounts so recovered shall be paid to Monsanto.

       (ii) Reimbursement of fees and expenses described in Subsection 6(b)(i), above, shall be made monthly during the course of any action upon the written submission of a request for reimbursement together with proof that the fees and expenses were incurred.

   (c)  Payment Obligations Absolute.  Monsanto's obligation to
        ----------------------------
        make the payments and arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which Monsanto may have against him or anyone else. All amounts payable by Monsanto hereunder shall be paid without notice or demand. Each and every payment made hereunder by Monsanto shall be final and Monsanto shall not seek to recover all or any part of such payment from the Executive or from whosoever may be entitled thereto, for any reason whatsoever. The Executive shall not be obligated to seek other employment in mitigation of the post-employment amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any post-termination employment shall in no event effect any reduction of Monsanto's obligations to make the post-employment payments and arrangements required to be made under this Agreement.

   (d)  Withholding.  Monsanto shall withhold all amounts
        -----------
        required by law to be withheld from any payments made


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                                    -20-

        pursuant to this agreement, including any or all amounts required to be withheld by the Code or by the Federal Insurance Contributions Act, any applicable state or foreign country's income tax act, and any applicable city, county or municipality's earnings or income tax act.

   (e)  Successors.  This Agreement shall be binding upon and
        ----------
        inure to the benefit of the Executive and his estate, and Monsanto and any successor, direct or indirect, of Monsanto, whether such succession results from a merger, consolidation, liquidation, purchase of securities, acquisition of assets or otherwise.

   (f)  Limitations on Payments.  The interests of the
        -----------------------
        Executive are not subject to the claims of his creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered. Any attempt by the Executive or any other person or entity to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable under this Agreement shall be void.

   (g)  Severability.  Any section in this Agreement which is
        ------------
        prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining sections hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such section in any other jurisdiction. Any section or part of a section so declared to be unlawful or invalid shall be construed in a manner which will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

   (h)  Controlling Law.  This Agreement shall in all respects
        ---------------
        be governed by, and construed in accordance with, the laws of the State of Delaware.

   (i)  Headings and Titles.  Section headings and titles are
        -------------------
        for reference only. In the event of a conflict between a title and the content of a section, the content of the section shall control.

   (j)  No Employment Guarantee.  This Agreement shall not be
        -----------------------
        deemed to entitle the Executive to continued employment with Monsanto, and the rights of Monsanto to terminate the employment of the Executive shall continue as fully as if this Agreement were not in effect, provided that after a Change of Control, any Termination of Employment shall entitle the Executive to the benefits provided in Section 3 above.

   (k)  Assignment.  Except as may be specifically provided by
        ----------
        operation of law, this Agreement may not be assigned by any party hereto without the prior written consent of the other party.

   (l)  Amendment and Waiver.  This Agreement shall not be
        --------------------
        altered, amended or modified except by written instru-ment executed by the Company and Employee. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

   (m)  Notices.  All notices required by this Agreement shall
        -------
        be in writing and delivered by hand or by first class registered or certified mail, postage prepaid, and addressed as follows:

        If to Monsanto:            Monsanto Company
                                   800 North Lindbergh Blvd.
                                   St. Louis, MO 63167
                                   Attention: General Counsel

        If to the Executive:       Hendrik A. Verfaillie
                                   14308 Strawbridge Ct.
                                   Chesterfield, MO  63017

        Either party may from time to time designate a new address by notice given in accordance with this Section.

   (n)  Termination.  This Agreement shall terminate if the
        -----------
        Board determines that the Executive is no longer a key executive and so notifies the Executive in writing prior to a Change of Control; except that such determination shall not be made, and if made, shall have no effect, during any period of time when Monsanto has knowledge that any third party has taken steps reasonably calculated to effect a Change of Control until, in the opinion of the Board, the third party has abandoned or terminated his efforts to effect a Change of Control.

IN WITNESS WHEREOF, the parties have executed this Agreement on
the   5th   day of     July     1988.
    -------        ------------
                                   MONSANTO COMPANY


                                   By /s/ Richard J. Mahoney
                                      ---------------------------
                                        Richard J. Mahoney
                                        Chairman of the Board and
                                        Chief Executive Officer


/s/ Cynthia Tisher                 /s/ H.A. Verfaillie
------------------------------     ------------------------------
   Witness                              Executive

SCHEDULE 3
----------

Gross-up Formula

Any payment made pursuant to Section 3(b) of the Agreement (a
"Gross-up Payment") shall be calculated as follows:

A. The Gross-up Payment shall be the product of (i) the amount of the Excise Taxes, any interest, fines, penalties, expenses, and other costs relating to Excise Taxes incurred by the Executive times (ii) a fraction the numerator of which is 1, and the denominator of which is 1 minus the combined total rates expressed as a fraction, determined in accordance with paragraph B hereof, of all federal, state, local and other income and other taxes and any Excise Taxes applicable to such Gross-up Payment. In the event that different rates of tax are applicable to any portion of a Gross-up Payment, the denominator of the fraction set forth in clause (ii) above shall be 1 minus the combined total of the weighted average rates expressed as a fraction, determined in accordance with paragraph B hereof, of all federal, state, local and other income and other taxes and any Excise Taxes applicable to such Gross-up Payment.

B. For purposes of determining the denominator of the fraction set forth in clause (ii) of paragraph A hereof, the rates of federal, state, local and other income and other taxes and Excise Taxes shall be the lesser of the actual rates of such taxes (giving effect to the Executive's net effective tax rates determined net of the benefit of any tax deduction or tax credit) or the rates set forth in the table below.

        Tax                                 Rate
        ---                                 ----
Federal Income Tax         The highest marginal federal income
                           tax rate in effect for the applicable
                           year, including the effective rate
                           resulting from Code Section l(g)
                           (relating to the phaseout of the 15
                           percent rate and personal exemptions
                           and any surcharge),  ("Federal Income
                           Tax Rate")

State & Local Income Tax   Actual Rate x (100 minus the Federal
                           Income Tax Rate)

Excise Tax                 20% (or if Section 4999 of the Code
                           is amended, the excise tax rate in
                           effect after the amendment)

All Other Taxes            Actual Net Tax Rate

                EXECUTIVE TERMINATION OF EMPLOYMENT
                -----------------------------------
                           ELECTION FORM
                           -------------

In the event that I Terminate Employment with Monsanto Company ("Monsanto") following a Change of Control of Monsanto, I hereby elect to receive the actuarially commuted value of my Supplemental Pension and Pension Parity Plan benefits, and any amounts deferred under the Bonus Deferral Plan (including the actuarially commuted value of any amounts accrued under the Supplemental Pension Plan) in a single sum as soon as practicable after I Terminate Employment. I acknowledge and agree that once this election is filed with the Management Liaison Officer to the Executive Compensation and Development Committee ("ECDC") of Monsanto's Board of Directors, it shall be binding and irrevocable except that if there is a Change of Control of Monsanto, I will have an opportunity to make a second written election within 30 days of the Change of Control to receive my Supplemental Pension in the form of monthly payments and my Pension Plan and Supplemental Pension Plan benefits and any deferred bonus payments as otherwise permitted under those plans.

As used herein the terms "Supplemental Pension" and "Terminate Employment" have the same meanings as they do in my Supplemental Executive Retirement Plan ("SERP") contract dated June 27, 1988. The term "Change of Control" has the same meaning as it does in my Key Executive Employment Agreement.

Date:     5-7-1988                         /s/ Hendrik A. Verfaillie
      ----------------                     -----------------------------
                                           Hendrik A. Verfaillie


After signature, return to Mr. R. L. Berra, Management Liaison
Officer to the ECDC, c/o R. N. Abercrombie, Mail Zone B2NA.